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                                                                EXHIBIT 23.0

                       Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report
(Form 10-K) of Mueller Industries, Inc. of our report dated January 31, 2003, included in the 2002 Annual Report to Stockholders of Mueller Industries, Inc.


We also consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-91237, No. 333-72726, No. 333-52325, No. 33-
54705, No. 33-41478 and No. 33-47307) pertaining to the 2002 Stock Option Plan, Stock Option Agreements for Harvey L. Karp and William D. O'Hagan, 1998 Stock Option Plan, 1994 Stock Option Plan and 1994 Non-Employee Director Stock Option Plan, 1991 Employee Stock Purchase Plan and the 1991 Incentive Stock Option Plan of Mueller Industries, Inc., respectively, of our report dated January 31, 2003, with respect to the consolidated financial statements of Mueller Industries, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 28, 2002 and the related financial statement schedule included therein filed with the Securities and Exchange Commission.


Our audits also included the consolidated financial statement schedule of Mueller Industries, Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





                                               /s/ ERNST & YOUNG LLP




Memphis, Tennessee
March 21, 2003













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